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                                                                 EXHIBIT 10.1(t)

ADDENDUM TO THE EXECUTIVE EMPLOYMENT AGREEMENT (THE "AGREEMENT") BETWEEN SAUER-DANFOSS INC., USA (THE "COMPANY") AND VICE PRESIDENT FINN LYHNE, KL0VERHOLM 75, 6470 SYDALS, DENMARK (THE EXECUTIVE").

EFFECTIVE FROM DECEMBER 1, 2002, THE PARTIES AGREE TO REGULATE THE ABOVE-MENTIONED AGREEMENT ON THE FOLLOWING CLAUSES:

CLAUSE 3
Serving as the Vice President of the Company's Motor & Steering Global Business Unit, the Executive at the same time takes up the position as Managing Director of Sauer-Danfoss (Nordborg) A/S, Nordborgvej 81, 6430 Nordborg, Denmark.
The Executive reports directly to the Company's Executive Vice President and Chief Operating Officer.

CLAUSE 5a
The salary is to be paid out by Sauer-Danfoss (Nordborg) A/S in accordance with the practices valid for Sauer-Danfoss (Nordborg) A/S.

CLAUSE 5c
Reimbursement of out-of pocket expenses shall be in accordance with the policies as determined by Sauer-Danfoss (Nordborg) A/S.

CLAUSE 5d,e
As stated in the Agreement, the Executive shall participate in the annual and long term incentive plans as provided to senior executives of the Company. All other benefit plans and perquisites granted to the Executive shall be according to the policies valid for Sauer-Danfoss (Nordborg) A/S.

CLAUSE 5f
The Executive shall be entitled to vacations according to Danish Holiday Act, and the Executive shall be entitled to holidays according to Danish customs and as decided by Sauer-Danfoss (Nordborg) A/S.

CLAUSE 6
Any payment made to Executive under Section 6 for Base Salary and Target Incentive Opportunity shall in every respect compensate for any claims which the Executive might be entitled under the Danish Employers' and Salaried Employees' Act or other mandatory legal provision.

CLAUSE 6b
The Executive's employment shall terminate without notice at the end of the month in which the Executive attains the age of 65 years.

CLAUSE 6d,f
No payment or benefit shall be reduced if such reduction is contrary to any mandatory

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legal provision.

CLAUSE 23
In all rights and duties connected with seniority, the executive's entry date shall be counted from February 1, 1998.

In case of any conflict between the Agreement and this addendum, the addendum shall be valid.


                                      EXECUTIVE

                                      By:
                                         ----------------------------------


                                      SAUER-DANFOSS INC.

                                      By:
                                         ----------------------------------
                                      Name:
                                      Title: